UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 20, 2008

THE HOME DEPOT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8207	95-3261426
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

2455 Paces Ferry Road, N.W., Atlanta, Georgia 30339

(Address of Principal Executive Offices) (Zip Code)

(770) 433-8211

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 20, 2008, the Board of Directors of The Home Depot, Inc. approved amendments to the Company’s By-Laws.  The amendments revise Article I (Section 1) and Article II (Section 3) and are effective as of November 20, 2008.

Article I (Section 1), which outlines the advance notice procedure for shareholders to bring items of business before an annual meeting, was amended to, among other things, enhance the required notice disclosures to include hedges, derivatives and other similar ownership arrangements.

Article II (Section 3) previously authorized the Chairman of the Board, the President or a majority of directors to call special meetings of the Board.  This section was amended to authorize the Chairman, the President or one-third of the directors to call special meetings and to authorize the Lead Director to call special meetings of non-employee directors.

Item 9.01.                  Financial Statements and Exhibits

Exhibit	Description

3.1	By-Laws of The Home Depot, Inc. (As Amended and Restated Effective November 20, 2008)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOME DEPOT, INC.

	By:	/s/ Jack A. VanWoerkom
		Name:	Jack A. VanWoerkom
		Title:	Executive Vice President,
General Counsel and Corporate Secretary

Date: November 21, 2008

EXHIBIT INDEX

Exhibit	Description

3.1	By-Laws of The Home Depot, Inc. (As Amended and Restated Effective November 20, 2008)